UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2020

BrightSphere Investment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38979	47-1121020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Clarendon Street, 53rd Floor
Boston, Massachusetts 02116
(617) 369-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BSIG	New York Stock Exchange
4.800% Notes due 2026	BSIG 26	New York Stock Exchange
5.125% Notes due 2031	BSA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On July 26, 2020, BrightSphere Investment Group Inc. (“BrightSphere”), through its subsidiaries BrightSphere Intermediary (BHMS) LLC, a Delaware limited liability company (the “Seller”), BHMS Investment GP LLC, a Delaware limited liability company (“BHMS GP”), BHMS Investment Holdings LP, a Delaware limited partnership (“BHMS LP”), and Barrow, Hanley, Mewhinney & Strauss, LLC, a Delaware limited liability company (“Barrow Hanley”), entered into an Equity Purchase Agreement (the “BHMS Purchase Agreement”) with Perpetual US Holdings Company Inc., a Delaware corporation (“Perpetual”), pursuant to which Perpetual will purchase all of BrightSphere’s interests in Barrow Hanley in exchange for $319 million of cash consideration, on a cash-free, debt-free basis, subject to certain customary closing and post-closing adjustments. The BHMS Purchase Agreement contains customary representations, warranties and covenants of the Seller, BHMS GP, BHMS LP and Barrow Hanley, including, among others, covenants to conduct the business of Barrow Hanley in the ordinary course during the period between the execution of the BHMS Purchase Agreement and the closing of the transaction. The BHMS Purchase Agreement also provides for the redemption of all of BrightSphere’s seed investments with Barrow Hanley. The BHMS Purchase Agreement contains customary indemnification provisions and Perpetual has obtained, at BrightSphere’s expense, a representations and warranty insurance policy. The closing of the transaction is subject to various closing conditions, including, among others, (i) the receipt of approval, or the expiration or termination of the waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any preliminary or permanent injunction or other order preventing the closing of the transaction and (iii) the revenue run-rate for all investment advisory clients of Barrow Hanley at Closing being greater than 80% of the revenue run-rate for such clients as of June 30, 2020.

A copy of the BHMS Purchase Agreement has been filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the BHMS Purchase Agreement is qualified in its entirety by reference to the full text of the BHMS Purchase Agreement.

ITEM 2.02	Results of Operations and Financial Condition.

On July 26, 2019, BrightSphere issued a press release and related investor presentation regarding the divestiture of Barrow Hanley and Copper Rock (as defined and described under Item 7.01 below). Copies of the press release and investor presentation, which contain certain preliminary Barrow Hanley financial results for the six months ended June 30, 2020, are attached as Exhibit 99.1 hereto.

ITEM 7.01	Regulation FD Disclosure.

On July 24, 2020, BrightSphere Inc., a Delaware corporation and wholly owned subsidiary of BrightSphere, entered into a Purchase Agreement (the “CR Purchase Agreement”) with Copper Rock Capital Partners LLC, a Delaware limited liability company (“Copper Rock”), and Spouting Rock Asset Management LLC, a Delaware limited liability company (“Spouting Rock”). Pursuant to the CR Purchase Agreement, Spouting Rock has purchased all of BrightSphere Inc.’s equity interests in Copper Rock.

ITEM 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The information in Item 2.02 and Item 7.01 to this Form 8-K and the information filed as Exhibit 99.1 to this Form 8-K is being furnished in accordance with Item 2.02 and Item 7.01, respectively, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth in a specific filing.

Exhibit No.	Description

2.1
Equity Purchase Agreement, dated as of July 26, 2020, by and among BrightSphere Intermediary (BHMS) LLC, BHMS Investment GP LLC, BHMS Investment Holdings LP, Barrow, Hanley, Mewhinney & Strauss, LLC., Perpetual US Holding Company, Inc., and, solely with respect to Section 11.16 thereof, Perpetual Limited

99.1	Press Release and Investor Presentation of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	July 27, 2020	BRIGHTSPHERE INVESTMENT GROUP INC.

		By:	/s/ Richard J. Hart
		Name:	Richard J. Hart
		Title:	Chief Legal Officer and Secretary